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                                                                      EXHIBIT 21

                                SUBSIDIARIES OF
                        GROUP MAINTENANCE AMERICA CORP.
                            AS OF NOVEMBER 30, 1998


A-1 Appliance & Air Conditioning, Inc. (Texas)
A-1 Mechanical of Lansing, Inc.  (Michigan)
AA Advance Air, Inc.  (Florida)
A-ABC Appliance, Inc. (Texas)
AA JARL, Inc. (Texas) (dba Jarrell Plumbing)
Air Conditioning Engineers, Inc.  (Michigan)
Air Conditioning, Plumbing & Heating Service Co., Inc. (Colorado) Aircon Energy Incorporated (California)
Airtron, Inc. (Delaware)
Airtron of Central Florida, Inc. (Florida)
All Service Electric, Inc. (Florida)
Arkansas Mechanical Services, Inc. (Arkansas)
Atlantic Industrial Constructors, Inc. (Virginia)
Barr Electric Corp. (Illinois)
Callahan Roach Products & Publications, Inc. (Colorado)
Central Air Conditioning Contractors, Inc. (Delaware)
Central Carolina Air Conditioning Company (North Carolina) Charlie Crawford, Inc. (Texas)
Clark Converse Electric Service, Inc. (Ohio)
Colonial Air Conditioning Company (Delaware)
Commercial Air Holding Company (Maryland)
Commercial Air, Power & Cable, Inc. (Maryland)
Continental Electrical Construction Co. (Delaware)
Costner Brothers, Inc. (South Carolina)
Divco, Inc.  (Washington)
Dynamic Software Corporation (Maryland)
Evans Services, Inc. (Alabama)
The Farfield Company (Delaware)
Ferguson Electric Corporation (Delaware)
Gentzler Electrical Contractors, Inc. (Delaware)
Gilbert Mechanical Contractors, Inc. (Minnesota)
GroupMAC Holding Corp.  (Delaware)
GroupMAC Management Co.  (Delaware)
HPS Plumbing Services, Inc. (California)
Hallmark Air Conditioning, Inc. (Texas)
Hungerford Mechanical Corporation (Virginia)
J.D. Steward Air Conditioning, Inc.  (Colorado)
Jerry Albert Air Conditioning, Inc. (Texas)
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K & N Plumbing, Heating and Air Conditioning, Inc.  (Texas)
Laney's, Inc. (Delaware)
Linford Service Co.  (California)
MacDonald-Miller Co., Inc.  (Washington)
MacDonald-Miller Industries, Inc. (Washington)
MacDonald-Miller Service, Inc.  (Washington)
Masters, Inc. (Maryland)
Mechanical Interiors, Inc.  (Texas)
Merritt Island Air & Heat, Inc. (Delaware)
New Construction Air Conditioning, Inc.  (Michigan)
Noron, Inc. (Ohio)
Paul E. Smith Co., Inc.  (Indiana)
Phoenix Electric Company (Delaware)
Ray and Claude Goodwin, Inc.  (Florida)
Reliable Mechanical, Inc. (Delaware)
Romanoff Electric Corp. (Ohio)
Sibley Services, Incorporated (Tennessee)
Southeast Mechanical Service, Inc.  (Florida)
Stephen C. Pomeroy, Inc. (Delaware)
Sterling Air Conditioning, Inc.  (Texas)
Sun Plumbing, Inc.  (Florida)
Team Mechanical, Inc. (Utah)
Trinity Contractors, Inc. (Delaware)
United Acquisition Corp. (Iowa) (dba United Service Alliance) Valley Wide Plumbing and Heating, Inc. (Colorado)
Van's Comfortemp Air Conditioning, Inc. (Florida)
Vantage Mechanical Contractors, Inc. (Maryland)
Wade's Heating and Cooling, Inc. (Florida)
Wiegold & Sons, Inc.  (Florida)
Willis Refrigeration, Air Conditioning & Heating, Inc. (Ohio) Yale Incorporated (Minnesota)



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